The Registrant, Fleet Financial Group, Inc. hereby amends and restates the following Exhibit 99(a) of Item 7 on Form 8-K previously filed with the Securities and Exchange Commission on May 15, 1996.



                                 EXHIBIT 99 (a)


              UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


      On May 1, 1996, Fleet Financial Group, Inc. ("Fleet") consummated the merger (the "Merger") of Fleet Bank of New York, National Association ("FBNY"), a wholly-owned subsidiary of Fleet, with and into NatWest Bank N.A. ("NatWest"), a wholly-owned indirect subsidiary of NatWest Plc, which shall continue as the surviving bank under the name "Fleet Bank, N.A." (the "Surviving Bank"). The following Unaudited Pro Forma Combined Balance Sheet as of March 31, 1996, and the Unaudited Pro Forma Combined Statements of Income for the three months ended March 31, 1996 and for the year ended December 31, 1995, give effect to the Merger accounted for by the purchase method of accounting as if such transaction had occurred on January 1, 1995.

      The pro forma information is based on the historical consolidated financial statements of Fleet and National Westminster Bancorp, Inc. ("Bancorp") and their subsidiaries under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Combined Financial Statements. NatWest was a wholly-owned direct subsidiary of National Westminster Bancorp NJ, a New Jersey corporation, which was a wholly-owned indirect subsidiary of National Westminster Bancorp, Inc., a Delaware corporation. Bancorp was a wholly-owned indirect subsidiary of NatWest Plc. Pursuant to the terms of the Merger Agreement, certain operating subsidiaries of Bancorp, including its leasing subsidiary, and certain assets and liabilities of NatWest were retained by Bancorp or transferred to other affiliates of NatWest Plc. Such assets and liabilities are included as pro forma adjustments in the Unaudited Pro Forma Combined Financial Statements. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the consolidated financial statements of Fleet, filed in Fleet's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and Fleet's Annual Report on Form 10-K for the year ended December 31, 1995 and the consolidated financial statements of Bancorp, filed as Exhibit 99b to and Fleet's Current Reports on Form 8-K dated May 15, 1996 and March 25, 1996. The pro forma information is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations in the future or of the combined financial position or results of operations which would have been realized had the Merger been consummated during the period or as of the date for which the pro forma information is presented.

                               FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A.
                                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                               March 31, 1996 (a)


                                                                                                                  Fleet/
                                                                                                Balance Sheet    NatWest
                                                      Fleet            NatWest     Pro Forma    Restructuring   Pro Forma
 (Dollars in millions)                              Historical        Pro Forma   Adjustments  Adjustments (d)   Combined
                                                    ----------        ---------   -----------  ---------------   --------
   ASSETS:
   Cash and cash equivalents                           $3,305            $1,668     $   0          $     0       $  4,973
   Federal funds sold and securities purchased
        under agreements to resell                      1,808             2,650      (750)(b)       (2,650)         1,058
   Securities                                          10,091             2,837         0           (1,800)        11,128
   Loans and leases                                    47,559            13,763       (71)(c)            0         61,251
   Reserve for credit losses                           (1,287)             (252)        0                0         (1,539)
   Mortgages held for resale                            2,398             2,554         0           (2,554)         2,398
   Premises and equipment                                 974               420       (38)(c)            0          1,356
   Mortgage servicing rights                            1,406                16         6 (c)            0          1,428
   Excess cost over net assets acquired                   907               964      (137)(c)            0          1,734
   Other intangibles                                      164                24       (24)(c)            0            164
   Other assets                                         4,798             1,050       162 (d)            0          6,010
                                                      -------           -------     -----          -------       --------
   Total assets                                       $72,123           $25,694     $(852)         $(7,004)      $ 89,961
                                                      =======           =======     =====          =======       ========

   LIABILITIES and STOCKHOLDERS' EQUITY:
   Deposits:
        Demand                                        $10,485            $4,454     $   0          $     0       $ 14,939
        Regular savings, NOW, money market             21,783             8,453         0                0         30,236
        Time                                           17,853             5,749         0           (1,332)        22,270
                                                      -------           -------     -----          -------       --------
   Total deposits                                      50,121            18,656         0           (1,332)        67,445
                                                      -------           -------     -----          -------       --------

   Federal funds purchased and securities sold
        under agreements to repurchase                  3,810               462       700 (b)       (1,972)         3,000
   Other short-term borrowings                          3,363             2,142       675 (b)       (3,700)         2,480
   Accrued expenses and other liabilities               1,985               934       653 (c)            0          3,572
   Long-term debt                                       6,000                45       400 (b)            0          6,445
                                                      -------           -------     -----          -------       --------
   Total liabilities                                   65,279            22,239     2,428           (7,004)        82,942
                                                      -------           -------     -----          -------       --------


   Stockholders' equity:
        Preferred equity                                  824                 0       175 (b)            0            999
        Common equity                                   6,020             3,455    (3,455)(c)            0          6,020
                                                      -------           -------     -----          -------       --------
   Total stockholders' equity                           6,844             3,455    (3,280)               0          7,019
                                                      -------           -------     -----          -------       --------
   Total liabilities and stockholders' equity         $72,123           $25,694   $  (852)         $(7,004)       $89,961
                                                      =======           =======     =====          =======       ========



See accompanying notes to the unaudited pro forma combined financial statements

                         FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A.
                            UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                         March 31, 1996 (a)

                                                           NatWest
                                                           Bancorp          Pro Forma      NatWest
(Dollars in millions)                                     Historical      Adjustments(e)  Pro Forma
                                                          ----------      --------------  ---------
   ASSETS:
   Cash and cash equivalents                                $1,668        $    0         $1,668
   Federal funds sold and securities purchased
        under agreements to resell                           2,650             0          2,650
   Securities                                                2,839            (2)         2,837
   Loans and leases                                         14,163          (400)        13,763
   Reserve for credit losses                                  (255)            3           (252)
   Mortgages held for resale                                 2,554             0          2,554
   Premises and equipment                                      537          (117)           420
   Mortgage servicing rights                                    16             0             16
   Excess cost over net assets acquired                        964             0            964
   Other intangibles                                            24             0             24
   Other assets                                              2,521        (1,471)         1,050
                                                           -------       -------        -------
   Total assets                                            $27,681       $(1,987)       $25,694
                                                           =======       ========       =======

   LIABILITIES and STOCKHOLDERS' EQUITY:
   Deposits:
        Demand                                              $4,454       $     0         $4,454
        Regular savings, NOW, money market                   8,453             0          8,453
        Time                                                 5,949          (200)         5,749
                                                           -------       -------        -------
   Total deposits                                           18,856          (200)        18,656
                                                           -------       -------        -------
   Federal funds purchased and securities sold
        under agreements to repurchase                       1,662        (1,200)           462
   Other short-term borrowings                               2,173           (31)         2,142
   Accrued expenses and other liabilities                    1,067          (133)           934
   Long-term debt                                              643          (598)            45
                                                           -------       -------        -------
   Total liabilities                                        24,401        (2,162)        22,239
                                                           -------       -------        -------

   Stockholders' equity:
        Preferred equity                                         0             0              0
        Common equity                                        3,280           175          3,455
                                                           -------       -------        -------
   Total stockholders' equity                                3,280           175          3,455
                                                           -------       -------        -------
   Total liabilities and stockholders' equity              $27,681       $(1,987)       $25,694
                                                           =======       ========       =======

See accompanying notes to the unaudited pro forma combined financial statements

                                                  FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A.
                                                   UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                                    For the Three Months Ended March 31, 1996 (a)
                                                                                                                      Fleet /
                                                                                                      Balance Sheet  NatWest
                                                                 Fleet        NatWest      Pro Forma  Restructuring  Pro Forma
      (Dollars in millions, except per share data)             Historical    Pro Forma    Adjustments Adjustments(d) Combined
                                                             -------------  ----------    ----------- -------------- --------
 Interest and fees on loans and leases                          $1,144      $   370         $    0      $   (51)      $1,463
 Interest on securities                                            193          110            (26)(b)      (59)         218
                                                             ----------     --------      ---------    ---------    --------
     Total interest income                                       1,337          480            (26)        (110)       1,681
 Interest expense:
     Deposits                                                      402          147              0          (18)         531
     Short-term borrowings                                         106           73              0          (75)         104
     Long-term debt                                                105            1              7 (b)        0          113
                                                             ----------     --------      ---------    ---------    --------
     Total interest expense                                        613          221              7          (93)         748
                                                             ----------     --------      ---------    ---------    --------
 Net interest income                                               724          259            (33)         (17)         933
 Provision for credit losses                                        35           23              0            0           58
                                                             ----------     --------      ---------    ---------    --------
 Net interest income after provision for credit losses             689          236            (33)         (17)         875
                                                             ----------     --------      ---------    ---------    --------
 Mortgage banking                                                  124            9              0            0          133
 Investment services revenue                                        87            4              0            0           91
 Service charges, fees and commissions                             119           59              0            0          178
 Securities available for sale gains                                18            3              0            0           21
 Gain from branch divestitures                                      60            0              0            0           60
 Other noninterest income                                          111           24              0            0          135
                                                             ----------     --------      ---------    ---------    --------
        Total noninterest income                                   519           99              0            0          618
                                                             ----------     --------      ---------    ---------    --------
 Employee compensation and benefits                                348          124              0            0          472
 Occupancy and equipment                                           118           37             (1)(c)        0          154
 Mortgage servicing rights amortization                             41            1              0            0           42
 FDIC assessment                                                     2            0              0            0            2
 Marketing                                                          22           10              0            0           32
 Intangible asset amortization                                      25           19             (6)(c)        0           38
 OREO expense                                                        3            0              0            0            3
 Other noninterest expense                                         199           46              0            0          245
                                                             ----------     --------      ---------    ---------    --------
        Total noninterest expense                                  758          237             (7)           0          988
                                                             ----------     --------      ---------    ---------    --------
 Income before income taxes                                        450           98            (26)         (17)         505
 Applicable income taxes                                           186           47            (13)          (7)         213
                                                             ----------     --------      ---------    ---------    --------
 Net income                                                     $  264      $    51         $  (13)     $   (10)      $  292
                                                             ==========     ========      =========    =========    ========
     Net income applicable to common shares: (f)                $  251      $    51         $  (20) (b) $   (10)      $  272
                                                             ==========     ========      =========    =========    ========

 Weighted average common shares outstanding:(g)
     Primary                                               268,352,754                                           268,352,754
     Fully Diluted                                         268,376,014                                           268,376,014


 Earnings per share:
     Primary                                               $      0.94                                           $      1.01
     Fully Diluted                                                0.94                                                  1.01


See accompanying notes to the unaudited pro forma combined financial statements

                    FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A.
                     UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      For the Three Months Ended March 31, 1996 (a)


                                                             NatWest
                                                             Bancorp       Pro Forma       NatWest
(Dollars in millions, except per share data)                Historical    Adjustments(e)  Pro Forma
                                                            ----------     ----------    ----------
Interest and fees on loans and leases                            $371            $(1)        $370
Interest on securities                                            110              0          110
                                                            ----------     ----------    ---------

    Total interest income                                         481             (1)         480
Interest expense:
    Deposits                                                      147              0          147
    Short-term borrowings                                          67              6           73
    Long-term debt                                                 15            (14)           1
                                                            ----------     ----------    ---------

    Total interest expense                                        229             (8)         221
                                                            ----------     ----------    ---------
Net interest income                                               252              7          259
Provision for credit losses                                        23              0           23
                                                            ----------     ----------    ---------
Net interest income after provision for credit losses             229              7          236
                                                            ----------     ----------    ---------
Mortgage banking                                                    9              0            9
Investment services revenue                                         4              0            4
Service charges, fees and commissions                              59              0           59
Securities available for sale gains                                 3              0            3
Gain from branch divestitures                                       0              0            0
Other noninterest income                                           23              1           24
                                                            ----------     ----------    ---------

       Total noninterest income                                    98              1           99
                                                            ----------     ----------    ---------
Employee compensation and benefits                                124              0          124
Occupancy and equipment                                            38             (1)          37
Mortgage servicing rights amortization                              1              0            1
FDIC assessment                                                     0              0            0
Marketing                                                          10              0           10
Intangible asset amortization                                      19              0           19
OREO expense                                                        0              0            0
Other noninterest expense                                          45              1           46
                                                            ----------     ----------    ---------

       Total noninterest expense                                  237              0          237
                                                            ----------     ----------    ---------
Income before income taxes                                         90              8           98
Applicable income taxes                                            44              3           47
                                                            ----------     ----------    ---------

Net income                                                        $46             $5          $51
                                                            ==========     ==========    =========

Net income applicable to common shares: (f)                       $46             $5          $51
                                                            ==========     ==========    =========


See accompanying notes to the unaudited pro forma combined financial statements

                                        FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A.
                                      UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                     For the Twelve Months Ended December 31, 1995 (a)
                                                                                                                   Fleet /
                                                                                                 Balance Sheet    NatWest
                                                             Fleet        NatWest    Pro Forma  Restructuring    Pro Forma
(Dollars in millions, except per share data)                Pro Forma    Pro Forma  Adjustments  Adjustments(d)   Combined
                                                          -----------    ---------  -----------  --------------   --------
Interest and fees on loans and leases                         $4,785       $1,499     $     0      $  (279)      $6,005
Interest on securities                                         1,365          641        (105)(b)   (1,006)         895
                                                          -----------    ---------    --------     --------    ---------
    Total interest income                                      6,150        2,140        (105)      (1,285)       6,900
Interest expense:
    Deposits                                                   1,782          619           0         (271)       2,130
    Short-term borrowings                                        836          446           0         (872)         410
    Long-term debt                                               478            0          29 (b)        0          507
                                                          -----------    ---------    --------     --------    ---------
    Total interest expense                                     3,096        1,065          29       (1,143)       3,047
                                                          -----------    ---------    --------     --------    ---------
Net interest income                                            3,054        1,075        (134)        (142)       3,853
Provision for credit losses                                      102           95           0            0          197
                                                          -----------    ---------    --------     --------    ---------
Net interest income after provision for credit losses          2,952          980        (134)        (142)       3,656
                                                          -----------    ---------    --------     --------    ---------
Mortgage banking                                                 512           30           0            0          542
Investment services revenue                                      322           16           0            0          338
Service charges, fees and commissions                            496          237           0            0          733
Securities available for sale gains                               38           90           0            0          128
Other noninterest income                                         496          143           0            0          639
                                                          -----------    ---------    --------     --------    ---------
       Total noninterest income                                1,864          516           0            0        2,380
                                                          -----------    ---------    --------     --------    ---------
Employee compensation and benefits                             1,474          452           0            0        1,926
Occupancy and equipment                                          468          136          (3)(c)        0          601
Mortgage servicing rights amortization                           196            2           0            0          198
FDIC assessment                                                   70           21           0            0           91
Marketing                                                         94           52           0            0          146
Intangible asset amortization                                    113           77         (33)(c)        0          157
OREO expense                                                      16            6           0            0           22
Merger and restructuring related charges                         490            7           0            0          497
Loss on assets held for sale or accelerated disposition          175            0           0            0          175
Other noninterest expense                                        701          210           0            0          911
                                                          -----------    ---------    --------     --------    ---------
       Total noninterest expense                               3,797          963         (36)           0        4,724
                                                          -----------    ---------    --------     --------    ---------
Income before income taxes                                     1,019          533         (98)        (142)       1,312
Applicable income taxes                                          420          210         (52)         (57)         521
                                                          -----------    ---------    --------     --------    ---------
Net income                                                      $599         $323      $  (46)     $   (85)        $791
                                                          ===========    =========    ========     ========    =========

Net income applicable to common shares: (f)                     $404         $323      $  (88)(b)  $   (85)        $554
                                                          ===========    =========    ========     ========    =========

Weighted average common shares outstanding: (g)
    Primary                                              264,352,367                                          264,352,367
    Fully Diluted                                        265,442,513                                          265,442,513

Earnings per share:
    Primary                                                    $1.53                                                $2.10
    Fully Diluted                                               1.52                                                 2.09


See accompanying notes to the unaudited pro forma combined financial statements

                       FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A.
                        UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                       For the Twelve Months Ended December 31, 1995 (a)

                                                                 Fleet        Pro Forma      Fleet
(Dollars in millions, except per share data)                   Historical  Adjustments(h)  Pro Forma
                                                            -------------- -------------- -----------
Interest and fees on loans and leases                            $4,721          $64          $4,785
Interest on securities                                            1,304           61           1,365
                                                          --------------     -------- --------------
    Total interest income                                         6,025          125           6,150
Interest expense:
    Deposits                                                      1,726           56           1,782
    Short-term borrowings                                           801           35             836
    Long-term debt                                                  478            0             478
                                                          --------------     -------- --------------
    Total interest expense                                        3,005           91           3,096
                                                          --------------     -------- --------------
Net interest income                                               3,020           34           3,054
Provision for credit losses                                         101            1             102
                                                          --------------     -------- --------------
Net interest income after provision for credit losses             2,919           33           2,952
                                                          --------------     -------- --------------
Mortgage banking                                                    511            1             512
Investment services revenue                                         322            0             322
Service charges, fees and commissions                               492            4             496
Securities available for sale gains                                  32            6              38
Other noninterest income                                            493            3             496
                                                          --------------     -------- --------------
       Total noninterest income                                   1,850           14           1,864
                                                          --------------     -------- --------------
Employee compensation and benefits                                1,448           26           1,474
Occupancy and equipment                                             459            9             468
Mortgage servicing rights amortization                              190            6             196
FDIC assessment                                                      67            3              70
Marketing                                                            93            1              94
Intangible asset amortization                                       105            8             113
OREO expense                                                         15            1              16
Merger and restructuring related charges                            490            0             490
Loss on assets held for sale or accelerated disposition             175            0             175
Other noninterest expense                                           693            8             701
                                                          --------------     -------- --------------
       Total noninterest expense                                  3,735           62           3,797
                                                          --------------     -------- --------------
Income before income taxes                                        1,034          (15)          1,019
Applicable income taxes                                             424           (4)            420
                                                          --------------     --------  -------------
Net income                                                         $610      $   (11)           $599
                                                          ==============     ========  =============

Net income applicable to common shares: (f)                        $416      $   (12)           $404
                                                          ==============     ========  =============

Weighted average common shares outstanding: (g)
    Primary                                                 264,796,217                  264,352,367
    Fully Diluted                                           265,886,363                  265,442,513

Earnings per share:
    Primary                                                       $1.57                        $1.53
    Fully Diluted                                                  1.57                         1.52

See accompanying notes to the unaudited pro forma combined financial statements


                                    FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A.
                                    UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                   For the Twelve Months Ended December 31, 1995 (a)

                                                                       NatWest
                                                                       Bancorp        Pro Forma      NatWest
(Dollars in millions, except per share data)                          Historical    Adjustments(e)  Pro Forma
                                                                     ----------     --------------  ---------
Interest and fees on loans and leases                                   $1,508      $    (9)          $1,499
Interest on securities                                                     642           (1)             641
                                                                     ----------     --------        ---------

    Total interest income                                                2,150          (10)           2,140
Interest expense:
    Deposits                                                               619            0              619
    Short-term borrowings                                                  420           26              446
    Long-term debt                                                          61          (61)               0
                                                                     ----------     --------        ---------

    Total interest expense                                               1,100          (35)           1,065
                                                                     ----------     --------        ---------
Net interest income                                                      1,050           25            1,075
Provision for credit losses                                                 95            0               95
                                                                     ----------     --------        ---------
Net interest income after provision for credit losses                      955           25              980
                                                                     ----------     --------        ---------
Mortgage banking                                                            30            0               30
Investment services revenue                                                 16            0               16
Service charges, fees and commissions                                      237            0              237
Securities available for sale gains                                         90            0               90
Other noninterest income                                                   145           (2)             143
                                                                     ----------     --------        ---------
       Total noninterest income                                            518           (2)             516
                                                                     ----------     --------        ---------
Employee compensation and benefits                                         459           (7)             452
Occupancy and equipment                                                    137           (1)             136
Mortgage servicing rights amortization                                       2            0                2
FDIC assessment                                                             21            0               21
Marketing                                                                   56           (4)              52
Intangible asset amortization                                               78           (1)              77
OREO expense                                                                 6            0                6
Merger and restructuring related charges                                    10           (3)               7
Loss on assets held for sale or accelerated disposition                      0            0                0
Other noninterest expense                                                  197           13              210
                                                                     ----------     --------        ---------
       Total noninterest expense                                           966           (3)             963
                                                                     ----------     --------        ---------
Income before income taxes                                                 507           26              533
Applicable income taxes                                                    201            9              210
                                                                     ----------     --------        ---------
Net income                                                                $306          $17             $323
                                                                     ==========     ========        =========
Net income applicable to common shares: (f)                               $306          $17             $323
                                                                     ==========     ========        =========


See accompanying notes to the unaudited pro forma combined financial statements

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

      (a) The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the period indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Under generally accepted accounting principles ("GAAP"), the assets and liabilities of NatWest will be combined at market value with those of Fleet with the excess of the purchase price over the net assets acquired allocated to goodwill. On November 30, 1995, Fleet completed the merger (the "Shawmut Merger") of Shawmut National Corporation ("Shawmut") with and into Fleet with such merger accounted for as a pooling of interests.

      The pro forma combined financial statements do not give effect to the anticipated cost savings in connection with the Merger or the Shawmut Merger. While no assurance can be given, Fleet expects to achieve cost savings of approximately $200 million (pre-tax) within eighteen months following the Merger. Cost savings of $400 million (pre-tax) are also expected to be achieved in connection with the Shawmut Merger. Such cost savings are expected to be achieved within the first fifteen months after the consummation of the Shawmut Merger. Cost savings from both the Merger and the Shawmut Merger are expected to be realized primarily through reductions in staff, elimination and consolidation of certain branches, and the consolidation of certain offices, data processing and other redundant back-office operations. The extent to which cost savings will be achieved in connection with the Merger and the Shawmut Merger is dependent upon various factors beyond the control of Fleet, including the regulatory environment, economic conditions, unanticipated changes in business conditions and inflation. Therefore, no assurances can be given with respect to the ultimate level of cost savings to be realized, or that such savings will be realized in the time frame currently anticipated.

      The pro forma information gives effect to the Merger as if the Merger had occurred on January 1, 1995. In connection with the Merger, Fleet substantially restructured its balance sheet to replace lower-yielding assets, primarily securities and residential loans, with higher-earning assets acquired from NatWest, and to replace higher-cost funding with lower-cost deposits acquired from NatWest (see note d). The pro forma information gives effect to the balance sheet restructuring. However, due to differences in market conditions and the balance sheet mix and size during 1995 and 1996 compared to the current market conditions and the current balance sheet mix and size, pro forma results of operations may not be indicative of the results of operations in the future or which would have resulted had the Merger been consummated during the period for which the pro forma information is presented.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


      (b) On May 1, 1996, Fleet purchased NatWest for $2.7 billion in cash. Pursuant to the Merger Agreement, the purchase price will be adjusted upward or downward post closing based upon the tangible equity of NatWest as of the closing date of the Merger. The following funding transactions occurred in conjunction with the Merger and are reflected in the accompanying Unaudited Pro Forma Combined Financial Statements. The $2.7 billion purchase price was funded through the issuance of $600 million of preferred stock with a weighted average dividend rate of 6.94%, the issuance of $400 million of long-term debt with an average borrowing rate of 7.20%, dividends of $1.375 billion received from Fleet subsidiaries and asset sales within Fleet Bank N.A. totaling $325 million. The source of funds for the $1.375 billion in dividends received from subsidiaries were assumed to be the result of asset sales, primarily securities. As part of this transaction, pro forma adjustments assume Fleet raised an additional $675 million of short-term borrowings (primarily commercial paper) to recapitalize certain of its subsidiaries which was utilized by such subsidiaries to reduce short-term borrowings by $675 million. All funding transactions are assumed to have occurred as of January 1, 1995.

      (c) Purchase accounting adjustments include adjustments to reflect the estimated fair value of the assets acquired and liabilities assumed, the elimination of NatWest's stockholder's equity, and the recording of goodwill in accordance with the purchase method of accounting. Adjustments have been made to the Unaudited Pro Forma Combined Balance Sheet to reflect the recording of goodwill as well as to eliminate any goodwill balances previously recorded at NatWest, in accordance with the purchase method of accounting.

Purchase price                                             $2,700
  Historical net tangible assets acquired         $3,455
  Elimination of NatWest goodwill and core
     deposit intangible                            (971)    2,484
                                              -----------

  Estimated fair value adjustments                           (277)
  Estimated purchase price adjustment                        (167)(1)
                                                         ---------
Estimated fair value of net assets acquired                 2,040
                                                         ---------
Excess cost over net assets acquired (goodwill)           $   660
                                                         =========

(1) In accordance with the Merger Agreement, the purchase price will be adjusted based upon the tangible equity of NatWest as of the closing date of the Merger. The pro forma adjustment reflects the estimated increase in the purchase price as if the Merger had been consummated on March 31, 1996.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


Goodwill of $660 million has been estimated assuming a purchase price of $2.7 billion. The Merger Agreement provides for additional payments (the "Earnout") to be made annually based upon the level of earnings from the NatWest franchise, not to exceed $560 million during an eight year "Earnout Period", which will commence on May 1, 1996 and end on April 30, 2004. Assuming full payout of the Earnout, the total purchase price would be $3.26 billion resulting in an increase to goodwill of $560 million. Such increase, if any, will be recorded when earned during the Earnout Period and will be amortized over the remaining life of the goodwill. Included in the pro forma adjustments is an increase to goodwill of $167 million ($169 million net of $2 million of amortization for the first quarter of 1996) as of March 31, 1996, reflecting the estimated payment required for fiscal year 1995 under the Earnout assuming consummation of the Merger as of January 1, 1995. This estimate is based on the level of NatWest pro forma earnings and is not necessarily indicative of payments that may be made, if any. Estimated fair value adjustments include merger-related charges and other adjustments to reflect the estimated fair value of assets being acquired and liabilities being assumed. Significant adjustments include a liability of $250 million to reflect Fleet's best estimate of merger-related charges. These merger related charges include personnel, facilities, data processing and other transaction costs. Personnel charges relate primarily to the costs of employee severance, the costs related to the termination of certain employee benefit plans and employee assistance for separated employees. Facilities charges are the result of the consolidation of back-office operations, and consist of lease-termination costs, writedowns of owned properties, and other facilities-related costs. Data processing costs consist primarily of the write-off of duplicate or incompatible systems hardware and software. Other merger expenses consist primarily of transaction-related costs, such as professional and other fees. Goodwill due to the Merger is assumed to be amortized on a straight line basis over 15 years.


      (d) In conjunction with the Merger, Fleet and Bancorp took certain actions to restructure the Combined Balance Sheet through the liquidation of low-return assets and the reduction of borrowed funds. Since Fleet and Bancorp began restructuring their respective balance sheets during the first quarter of 1996, the Unaudited Pro Forma Combined Statements of Income assume different levels of restructuring for the three months ended March 31, 1996, when compared to the year ended December 31, 1995. The accompanying Unaudited Pro Forma Combined Statements of Income assume the reduction of approximately $7.0 billion and $19.9 billion of assets and an equal amount of borrowed funds at March 31, 1996 and December 31, 1995, respectively. The assets assumed to be reduced include: approximately $1.8 billion and $13.4 billion of securities with an average yield of 6.24% and 6.18% for 1996 and 1995, respectively; approximately $2.6 billion and $3.5 billion of loans, primarily residential real estate, with an average yield of 7.99% and 7.98% for 1996 and 1995, respectively; and approximately $2.6 billion and $3.0 billion in federal funds sold with an average yield of 4.74% and 5.89% for 1996 and 1995, respectively. The $7.0 billion and $19.9 billion of borrowed funds assumed to be reduced include: approximately $5.7 billion and $14.6 billion of short-term borrowings with an average borrowing rate of 5.30% and 5.69% for 1996 and 1995, respectively; and $1.3 billion and $5.3 billion of time deposits with an average borrowing rate of 5.33% and 5.89% for 1996 and 1995, respectively. Asset yields and funding costs have been estimated based upon historical weighted average yields and funding costs of similar assets and liabilities in the aggregate and may not be indicative of the results of operations in the future or which would have been realized had such transactions been consummated during the period for which the pro forma information is presented. The balance sheet restructuring adjustments have been calculated assuming a certain balance sheet size as well as a certain mix of balance sheet assets (primarily securities and residential loans) to total assets as of March 31, 1996 and December 31, 1995. As a result, restructuring assumptions may not be indicative of the results of operations in the future or that would have been achieved had the Merger been consummated at the beginning of the period indicated.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

      (e) Pursuant to the Merger Agreement, certain operating subsidiaries of Bancorp, including its leasing business, and certain assets and liabilities of NatWest were retained by Bancorp. Pro forma adjustments reflect the approximate impact of those assets not being purchased and liabilities not being assumed.

      (f) The Fleet/NatWest Pro Forma net income applicable to common shares reflects the sum of the Fleet Pro Forma net income applicable per common share and the NatWest Pro Forma net income applicable per common share adjusted for the purchase accounting, funding, and restructuring adjustments.

      (g) The Fleet Pro Forma weighted average shares outstanding for the year ended December 31, 1995, reflects the effect of reissuing treasury stock in connection with the NBB Bancorp, Inc. ("NBB") and Northeast Federal Corp. ("Northeast") transactions as if such repurchase of common stock and reissuance of treasury stock occurred on January 1, 1995.

      (h) During 1995, Fleet also completed the merger (the "NBB Merger") of NBB with and into Fleet, the merger (the "Plaza Merger") of Plaza Home Mortgage Corp. ("Plaza") with and into Fleet, the merger (the "Northeast Merger") of Northeast with and into Fleet, the acquisition (the "Barclays Acquisition") of substantially all of the assets of Barclays Business Finance Division of Barclays Business Credit, Inc. ("Barclays") by Fleet and Fleet's repurchase (the "FMG Repurchase") of the publicly-held shares of Fleet's majority-owned subsidiary, Fleet Mortgage Group, Inc. ("FMG"), each of which was accounted for by the purchase method of accounting and each of which is included in the Unaudited Pro Forma Combined Balance Sheet. Pro forma adjustments to the Unaudited Pro Forma Combined Statements of Income reflect the impact of the NBB Merger, the Barclays Acquisition, the FMG Repurchase, the Plaza Merger and the Northeast Merger which were consummated on January 27, 1995, January 31, 1995, February 28, 1995, March 3, 1995 and June 9, 1995, respectively, as if such transactions had been consummated on January 1, 1995. Certain acquisitions completed by NatWest during 1995 have not been reflected in the Unaudited Pro Forma Combined Financial Statements due to immateriality.